Exhibit 10.1

Merrill Lynch International

Merrill Lynch financial Centre

2 King Edward Street

London ECIA IIIQ

September 9, 2011

Mylan Inc.

1500 Corporate Drive

Canonsburg, PA 15317

Re:	Confirmation of OTC Warrant Transaction Dated September 9, 2008

MLI Reference Number: 088593443

Ladies and Gentlemen:

Reference is made to that certain Confirmation of OTC Warrant Transaction (the “Confirmation”), dated September 9, 2008. among Mylan Inc. (the “Counterparty”). Merrill Lynch International (the “Dealer”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent, as amended. This letter agreement (the “Agreement”) will confirm the agreement between Counterparty and Dealer to increase the Strike Price of the Confirmation with respect to all or any of the Number of Warrants set forth therein from USD$20.00 to USD$30.00 (the “Amended Strike Price”) in accordance with the terms hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Confirmation.

At any time following the date of this Agreement, Counterparty may request the Dealer to increase the Strike Price of the Confirmation to the Amended Strike Price with respect to all or any of the Number of Warrants specified in the Confirmation (a “Counterparty Notice”). Such Counterparty Notice shall be irrevocable. The number of Warrants to which such increase applies (such Warrants, the “Covered Warrants”) shall be equal to the quotient of (x) the number of Shares purchased by Dealer in connection with the amendment to the Strike Price, as specified in the Dealer Notice (as defined below) (such number, the “Number of Shares”), divided by (y) the Hedge Ratio set forth in Schedule I hereto in respect of the Hedge Price (as defined below) (with, if the exact Hedge Price does not appear in such table, the Hedge Ratio being determined by linear interpolation or extrapolation using the two closest Hedge Prices appearing in such table), it being understood that the Number of Shares shall in no event be greater than the number of Shares specified by Counterparty in such request.

Counterparty hereby represents and warrants to Dealer on the date on which it provides the Counterparty Notice to and including the date by which Dealer is able to initially complete a hedge of its position in respect of the related Covered Warrants, that:

(1) it will not, and will not permit any person or entity subject to its control to, bid for or purchase Shares during such period except pursuant to transactions or arrangements which have been approved by Dealer or an affiliate of Dealer; and

(2) it will not give a Counterparty Notice at a time when it or any of its employees are in possession of material nonpublic information and that, in the event a Company Notice relates to multiple Trading Days, it will instruct Dealer to cease hedging activity in connection with this Agreement in the event it or its employees comes into possession of such information.

If the Dealer shall agree to increase the Strike Price of the Confirmation in accordance with the Counterparty Notice, the Dealer shall notify the Counterparty of (i) the volume-weighted average price per Share at which Dealer purchases the Number of Shares (the “Hedge Price”), (ii) the Number of Shares, (iii) the number of Covered Warrants, (iv) the Amendment Premium per Warrant (based on the table set forth in Schedule I hereto in respect of the Hedge Price, with, if the exact Hedge Price does not appear in such table, the Amendment Premium per Warrant being determined by linear interpolation or extrapolation using the two closest Hedge Prices appearing in such table) and (iv) Aggregate Premium Payable (which shall equal the product of (i) the Number of Covered Warrants and (ii) the Amendment Premium per Warrant) (a “Dealer Notice”) in the form set forth as Schedule II hereto, which, in the absence of manifest error, shall form a part of this Agreement. The Counterparty shall pay the premium specified in the Dealer notice on the Premium Payment Date specified in the Dealer Notice (which shall in no event be earlier than the first Business Day following the date of the Dealer Notice). The Dealer shall communicate the Dealer Notice to the Counterparty not later than the close of business on the fifth Trading Day (the “Notice Deadline”) following the date of its receipt of the related Counterparty Notice. The Confirmation shall be deemed to be amended as to the Number of Warrants specified in the Dealer Notice as of the date on which the Dealer communicates the Dealer Notice to the Counterparty. Under no circumstance shall the Dealer be obligated to agree to increase the Strike Price of the Confirmation pursuant to the Counterparty Notice. The Counterparty Notice shall be null and void after the Notice Deadline as to the Number of Warrants in respect of which the Dealer shall not have communicated a Dealer Notice to the Counterparty.

The amendments to the Confirmation contemplated hereby shall relate solely to the increase of the Strike Price to the Amended Strike Price with respect to a Number of Warrants equal to the number of Covered Warrants set forth in the Dealer Notice. All other terms of the Confirmation shall remain in full force and effect.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Agreement enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:
	Name:	Hayne H. Wilson
	Title:	Vice President

Confirmed as of the date first above written:

MYLAN INC.

By:
	Name:	Brian Byala
	Title:	SVP Treasurer

Acknowledged and agreed as to matters to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED Solely in its capacity as Agent under the Confirmation

By:
	Name:	Christopher A. Hutmaker
	Title:	Managing Director

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